AMENDMENT TO
                              EMPLOYMENT AGREEMENT

     The EMPLOYMENT AGREEMENT (the "Agreement"), entered into as of July 24, 2000, by and between Prime Retail, Inc., a Maryland corporation ("Prime"), and the sole general partner of Prime Retail, L.P., a Delaware limited partnership (the "Operating Partnership"), and Glenn D. Reschke (the "Executive"), is amended by this Amendment, effective June 6, 2002 (unless otherwise noted herein) in the following respects:

     1. Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

                  1. Duties. During the Term hereof (as defined in Section 2 hereof), the Company agrees to retain Executive, and Executive agrees to be retained by the Company, as the Chief Executive Officer and, at the determination of the Board of Directors, Chairman of the Board, on the terms and conditions provided in this Agreement. Executive shall serve in such positions and report to the Board of Directors and his duties will include oversight and responsibility for the Company's sales, marketing, operations, finance and administrative functions. Furthermore, Executive shall exercise such other powers and authority as are customarily inherent in similar positions in a comparable publicly-held entity or as provided by the By-laws of Prime ("By-laws") and the Agreement of Limited
                  Partnership of the Operating Partnership, as amended (the "Partnership Agreement"). Prime, in its capacity as sole general partner of the Operating Partnership, may, from time to time, in its sole discretion, by action of its Board of Directors (the "Board") further define and clarify Executive's duties and services hereunder or under the By-laws or Partnership Agreement in a manner consistent with the offices for which he has been retained hereunder and the scope of work set forth herein. Executive agrees to devote his best efforts and substantially all of his business time, attention, energy, and skill to performing his duties to the Company under this Agreement.

     2. Section 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

                  2. Term. Unless earlier terminated in accordance with the terms of this Agreement, the term of this Agreement shall be a period commencing on June 6, 2002 and ending on the third anniversary of such date. On such third anniversary and each succeeding anniversary, the Term of this Agreement shall automatically be extended for an additional one year period unless, not later than one hundred eighty (180) days prior to any such anniversary, either party to this Agreement gives notice to the other that the Term of this Agreement shall not be extended or further extended beyond its then automatically extended Term.

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     3. The last  sentence of Section  3(b)(1),  "Performance  Bonus," is hereby deleted in its entirety and replaced with the following:

                  Any amount of Performance Bonus required to be paid to Executive for a calendar year during the Term of this Agreement shall be paid by the Company to Executive on the earlier of (x) the next pay period of the Company following finalization of the audit for such calendar year and final review and approval of the bonus calculation by the Committee or (y) March 31 (or the next business day) of the year immediately following the end of the calendar year for which such Performance Bonus is attributable.

     4. A new Section 3(g), "Stock Options," is hereby added to the Agreement as follows:

                  (g) Stock Options. As additional consideration for Executive's employment hereunder, as of June 6, 2002 (the "Date of Grant"), Prime granted Executive an option (the "Option") to purchase 500,000 shares of Prime's common stock, par value $0.01 per share (the "Common Stock"). The purchase price per share is $0.11 (the "Exercise Price"). The Option is subject to the terms and conditions contained in the Stock Award Agreement entered into between Prime and Executive, which terms include: (i) the Option will have a term of ten years measured from the date of grant; (ii) the greatest portion of the Option shares allowable will be issued as incentive stock options (as determined on a prorated basis for all recipients of option awards on June 6, 2002); (iii) the Option shares will vest and become exercisable as follows: 1/3 will vest upon the first anniversary of the Date of Grant, 1/3 will vest upon the second anniversary of the Date of Grant, and 1/3 will vest upon the third anniversary of the Date of Grant. The vesting on each of the above anniversary dates shall occur if Executive is employed with Prime on the date on which that portion vests. (iv) the Option will remain exercisable for 30 days following termination of Executive for Cause, and in the event of Executive's termination of employment for any other reason, including without Good Reason as that term has hereinafter been defined, the Option will remain exercisable for 90 days; and (v) upon Executive's resignation for Good Reason or termination without Cause (each as herein defined and without regard to whether a Change of Control has occurred) during the Term of this Agreement, the entire Option, in addition to all other outstanding options awarded by Prime to Executive, will become fully vested and exercisable, to the extent not previously exercised. Prime will take all steps necessary to ensure that all options held by Executive survive any Change of Control.

     5. The following subpart (F) is hereby added to Sections 4(a)(1), 4(a)(2), and 4(a)(4):

                  (F) the right to exercise stock options and purchase shares as set forth in Section 3(g) herein.

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     6. The following subpart (G) is hereby added to Section 4(b)(1):

                  (G) the right to exercise stock options and purchase shares as set forth in Section 3(g) herein.

     7. The following subpart (F) is hereby added to Section 4(b)(2):

                  (F) the right to exercise stock options and purchase shares as set forth in Section 3(g) herein.

     8. Paragraph (G) of Section 4(e), "Termination Following a Change of Control," is hereby deleted in its entirety and replaced with the following:

                  (G) The right to exercise stock options and purchase shares in accordance with Section 3(g) herein.

     9. The following paragraphs are hereby added as Subsection I to Subsection 4(e):

                  I. Notwithstanding the foregoing, if Executive terminates this Agreement for any reason or without Good Reason (i) simultaneously with a Change of Control (in which event notice under Section 4(b) (2) hereof will not be necessary and the termination payments to be made under paragraphs (A), (B) and
                  (C) below shall be paid simultaneously with, and as a part of, the Change of Control) or (ii) within six (6) months following a Change of Control, subject to the notice provisions of
                  Section 4(b)(2) hereof, the Company shall pay Executive (and Executive's eligible dependents with respect to paragraph (D) below) the following benefits and payments:

                           (A) all  accrued  but  unpaid amounts of Base Salary,
                  bonus and vacation through the effective date of termination, payable in accordance with the provisions of Sections 3(a), 3(b) and 3(d), above, which amounts will be paid on or before the earlier of (i) the date required by applicable law or (ii) the 30th day following the effective date of termination;

                           (B) a termination  payment  in an amount equal to two
                  times the sum of (x) Executive's then current  Base Salary and
                  (y) a bonus payment equal to 100% of the average annual bonus paid to Executive for the two most recent calendar years in which he received a bonus, or if no such bonus payments were paid to Executive, a bonus payment equal to fifty percent (50%) of his then current Base Salary;

                           (C)  any  vested  benefits  or  amounts  pursuant  to
                  Section 3(c), 3(e), 3(f) and 3(g) hereof through the effective date of termination, payable in accordance with the provisions of any such plan(s); and

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                           (D)  the  health  insurance   benefits  described  in
                  Section 3(c) (1) above for the maximum period permitted under COBRA at the Company's sole expense, together with either (i) additional benefits equivalent to those in effect at the date of termination, such that Executive will receive Company-paid coverage for a total of 24 months, or (ii) if providing such benefits is not permitted by the tax laws or applicable benefit plans, the after-tax equivalent of the premiums paid by the Company for such coverage.

                           The termination benefits pursuant to subsections (a),
                  (b), (c) and (e) of this Section 4 are mutually exclusive, and Executive shall not be entitled to seek termination benefits under more than one such subsection (other than as described in the last paragraph of Section 4(a)(1)). Provided, however, that nothing in this Subsection I shall reduce or extinguish Executive's rights to payments as set forth in Paragraphs 4(e) (A), (B), (C), (D), (E), (F) and (G) in the event of a termination as set forth in the first paragraph of this
                  Section 4(e).

     10. This Amendment may be executed in one or more counterparts which taken together shall constitute one and the same instrument.

EXECUTIVE:

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         Glenn D. Reschke

PRIME RETAIL, INC., a Maryland corporation PRIME RETAIL, L.P., a Delaware limited partnership

By:___________________________              By:      Prime Retail, Inc.
Name:_________________________              Its:     Sole General Partner
Title:________________________              By:____________________________
                                            Name:__________________________
                                            Title:_________________________